UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of report (Date of earliest event reported)             December 8, 2008

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24620	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS                   75038
(Address of Principal Executive Offices)                                                      (Zip Code)

Registrant’s telephone number, including area code:                       (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        /  /   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       /  /     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       /  /     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       /  /     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2008, the Board of Directors (the “Board”) of Darling International Inc. (the "Company") resolved to amend certain Senior Executive Termination Benefits Agreements previously entered into by and between the Company and each of Neil Katchen, John O. Muse, Mark A. Myers and Robert H. Seemann (each, an "Agreement" and together, the "Agreements").  Each of Messrs. Katchen, Muse, Myers and Seemann is referred to herein individually as "Executive" and together as the "Executives."

Set forth below is a brief description of the material terms and conditions of the Agreements.  The summary set forth below is not intended to be complete and is qualified in its entirety by reference to the full text of the Form of Senior Executive Termination Benefits Agreement attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 29, 2007.

Pursuant to the Agreements, the Company must provide the applicable Executive certain benefits (discussed below) upon any termination of his employment except (i) termination by reason of the voluntary resignation by such Executive, (ii) termination for Cause (as defined in the Agreements) or (iii) termination upon such Executive's normal retirement.  Neither permanent or long-term disability status nor death of an Executive is deemed a termination for purposes of the Agreements.  Such termination with the exceptions set forth above is referred to herein as an "Eligible Termination Event."

Subject to the mitigation provisions (discussed below) and Executive’s execution of a release of claims in respect of Executive’s employment with the Company, the Company shall provide Executive the following benefits upon an Eligible Termination Event: (i) periodic payment in the amount of Executive's salary at the rate in effect on the date of the Eligible Termination Event until such Executive has been paid one times his annual base salary (the “Termination Payment Amount”), (ii) any accrued vacation pay due but not yet taken at the date of the Eligible Termination Event, (iii) life, disability, health and dental insurance, and certain other similar fringe benefits of the Company (or similar benefits provided by the Company) (the "Fringe Benefits") in effect immediately prior to the date of termination for a period of one year from the date of termination to the extent allowed under the applicable policies.  See the Company's Proxy Statement filed with the Securities and Exchange Commission on April 9, 2008 for salary and other benefits information for each of the Executives.

Executive is not entitled to any bonus under the Company's Executive Bonus Plan for the year in which the Eligible Termination Event occurs.

In addition, upon an Eligible Termination Event, the Company shall engage an outplacement counseling service of national reputation, at its own expense, to assist Executive in obtaining employment until the earliest of (i) two years from the date of the Eligible Termination Event, (ii) such date as Executive obtains employment or (iii) Company expenses related thereto equal $10,000.

              Executive is required to mitigate the payments under the Agreements by seeking other comparable employment as promptly as practicable after the Eligible Termination Event. Amounts due under the Agreements will be offset against or reduced by any amount earned from such other employment.  The Fringe Benefits shall terminate upon Executive's obtaining such other employment.

The Agreement also contains obligations on Executive’s part regarding nondisclosure of confidential information, return of Company property, non-solicitation of employees during employment and for a period of one year following the termination of employment for any reason, non-disparagement of the Company and its business and continued cooperation in certain matters involving the Company.

Each Agreement was amended by an Addendum to Senior Executive Termination Benefits Agreement (the "Addendum").  Messrs. Katchen, Myers and Seemann each signed the Addendum on December 10, 2008.  Mr. Muse signed the Addendum on December 11, 2008.  Each Addendum extended the term of the applicable Agreement by one year to December 31, 2009.  In addition, the Addendum with Mr. Muse increased the Termination Payment Amount from one times his annual base salary to one and one-half (1.5) times his annual base salary and extended the period of time he would receive the Fringe Benefits from one year from the date of termination to 18 months from the date of termination.  All other terms and conditions of each Agreement remain unchanged.  A Form of the Addendum for Messrs. Katchen, Myers and Seemann is attached hereto as Exhibit 10.2 and incorporated herein by reference.  The Addendum for Mr. Muse is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2008, the Board approved the Amended and Restated Bylaws of Darling International Inc. (the “New Amended and Restated Bylaws”).  The amendments are in large part in response to recent judicial decisions and are intended to provide the Board with appropriate time to analyze a stockholder proposal and, if appropriate, provide the Board’s views to the Company’s stockholders, which the Board believes is in the best interest of the Company and its stockholders.  The information presented in this Item 5.03 includes a description of each of the amendments to the Amended and Restated Bylaws, as formerly in effect.  This description does not purport to be complete, and is qualified in its entirety by reference to the full text of the New Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.  Such amendments became effective immediately upon their adoption by the Board.

Meetings of Stockholders.

Special Meetings

•
Pursuant to the New Amended and Restated Bylaws, in order for stockholders who hold, in the aggregate, at least 10% of the voting power of the outstanding shares of capital stock of the Company to call a special meeting, such stockholders must provide the Secretary of the Company (the “Secretary”) one or more written demands (a “Stockholder Demand”) to call a special meeting of stockholders.  A Stockholder Demand shall state the purpose(s) of the special meeting, and the business conducted at the special meeting shall be limited to such stated purpose(s).

Request to Fix a Record Date Determining Stockholder Eligible to Demand a Special Meeting.

Before a stockholder can demand that the Secretary call a special meeting of stockholders (as described above), a stockholder must submit a written request (a “Stockholder Demand Request”) that the board of directors fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting (such record date, the “Demand Record Date”).  A Stockholder Demand Request shall be in proper form (as described below) and delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company.  To be in proper form, a Stockholder Demand Request shall set forth as to each stockholder making such request the following:

•	the name and address of such stockholder, as they appear on the Company's books;
•	the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder;

•
a description of any agreement, arrangement or understanding with respect to business to be conducted between or among such stockholder, any of its respective affiliates or associates, and any others acting in concert with any of the foregoing;

•
a description of any agreement, arrangement or understanding (including without limitation any derivative, swap, synthetic or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Stockholder Demand Request by, or on behalf of, such stockholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, with respect to shares of stock of the Company (which information shall be updated by such stockholder, if any, as of the record date of the meeting not later than 10 days after the record date for the meeting);

•
a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•
a representation whether the stockholder intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve or adopt the business to be conducted at the meeting or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Fixing the Demand Record Date.  Within 10 days after receipt of a proper Stockholder Demand Request, the board of directors may adopt a resolution fixing the Demand Record Date, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the board of directors.  If the board of directors does not adopt such a resolution within 10 days after the receipt of a Stockholder Demand Request, the Demand Record Date shall be the 20th day after the date on which a Stockholder Demand Request is received.  However, a Demand Record Date shall not be fixed if the board of directors determines that a Stockholder Demand that would be submitted following the fixing of the Demand Record Date would not comply with the Bylaws (as described below).

Stockholder Demand.  Without qualification, a special meeting of stockholders shall not be called pursuant to a Stockholder Demand unless stockholders of record as of the Demand Record Date who hold, in the aggregate, at least 10% of the outstanding capital stock of the Company (the “Required Percentage”) timely provide a Stockholder Demand in writing and in proper form (as described below) to the Secretary at the principal offices of the Company.  Only stockholders of record on the Demand Record Date are entitled to demand a special meeting of stockholders.

Timeliness of a Stockholder Demand.  To be timely, a Stockholder Demand must be delivered to, or mailed and received at, the principal executive offices of the Company no later than the 60th day following the Demand Record Date.

Form of a Stockholder Demand.  To be in proper form, a Stockholder Demand shall set forth:

•	a brief description of the business desired to be brought before the meeting;
•	the text of the proposal or business (including the text of any resolutions proposed for consideration and the language of a proposed Bylaws amendment);
•	the reasons for conducting such business at the meeting; and
•	any material interest in such business by such stockholder and the beneficial owner, if any, of any capital stock of the Company on whose behalf the demand to call a special meeting is made.

With respect to information regarding the stockholder submitting a Stockholder Demand and the beneficial owner, if any, of any capital stock of the Company on whose behalf the demand for a special meeting is made, a Stockholder Demand shall set forth the same information required to determine a Demand Record Date.

Revocation of a Stockholder Demand.  A stockholder may revoke a Stockholder Demand by written revocation delivered to the Secretary at any time prior to the special meeting.  If any such revocation(s) are received by the Secretary after the Secretary’s receipt of a Stockholder Demand from the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the board of directors shall have discretion to determine whether or not to proceed with the special meeting.

Ineffective Stockholder Demands.  The Secretary may reject stockholder demands that do not meet certain standards, such as compliance with information required in the demand request or proposal of an item similar to one recently submitted to stockholders.

Notice.  The New Amended and Restated Bylaws have been amended to include that waiver of notice may be given by electronic transmission and to clarify that any written waiver or any waiver by electronic transmission need not include the business to be transacted at, nor the purpose of, any regular or special meeting unless required by the Company’s Certificate of Incorporation or the Bylaws.

Required Vote.  The New Amended and Restated Bylaws provide that generally a nominee for director shall be elected to the board of directors by the vote of the majority of the votes cast.  However, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast.  A majority of votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director).

Record Date.  With respect to stockholder action by written consent, the New Amended and Restated Bylaws require a stockholder to request that the Company fix a record date for the purpose of determining the stockholders entitled to take action by written consent (the “Written Consent Record Date”).  Such request must be in proper form and delivered to, or mailed and received by, the Secretary at the principal executive officers of the Company.  Within 10 days after receipt of such request the board of directors may adopt a resolution fixing the Written Consent Record Date.  The Written Consent Record Date may not precede the date on which the resolution fixing such record date is adopted and may not be more than 10 days after the date on which the resolution fixing such record date is adopted.  If no resolution fixing a record date is adopted by the board of directors, (i) the Written Consent Record Date when no prior action of the board of directors is required by applicable law is the first date on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Company and (ii) the Written Consent Record Date when prior action of the board of directors is required by applicable law is the close of business on the date on which the board of directors adopts the resolution taking such prior action.  To be in proper form, a request shall provide the information required in the stockholder notice discussed below in Requirements for Notice of Stockholder Business and Nomination.

Conduct of a Meeting.  The New Amended and Restated Bylaws include a provision clarifying the chairman’s authority at a meeting of stockholders with respect to procedure.  It states that the order of business at each meeting of stockholders is as determined by the chairman of the meeting.  The chairman of the meeting shall have the sole right and authority to prescribe the rules, regulations and procedures for, and to do all such acts and things as are necessary or desirable for the proper conduct of, the meeting, including, without limitation, setting the agenda of the meeting, establishing procedures for the maintenance of order and safety at the meeting, determining the persons entitled to make presentations at the meeting and the time allotted for each such presentation, determining the time, if any, allotted to questions or comments at the meeting, instituting restrictions on entry to the meeting after the time prescribed for the commencement thereof, determining the form of ballot to be used for voting on each matter upon which stockholders will vote at the meeting and determining the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting.

Requirements for Notice of Stockholder Business and Nomination.

The Company’s existing bylaws provide for advance notice procedures in order for business to be brought before an annual or special meeting of the Company’s stockholders.  The changes reflected in the New Amended and Restated Bylaws are intended (i) to clarify that advance notice is required before business is brought before either an annual or special meeting of stockholders and (ii) to ensure that material and relevant information regarding a proposal is available to stockholders.

Annual Meeting of Stockholders.  The New Amended and Restated Bylaws provide that nominations of persons to election to the board of directors and the proposal of other business may be brought by any stockholder of the Company who is a stockholder of record at the time the notice provided for in §2.16 of the New Amended and Restated Bylaws is delivered and at the time of the annual meeting.  The revised provision also clarifies that the only means for a stockholder to make nominations or submit other business before an annual meeting (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Company's notice of meeting) is contained in §2.16(a)(1)(C) of the New Amended and Restated Bylaws.

Timing of Stockholder Notice for Nominations or Other Business.  The provision of the New Amended and Restated Bylaws setting forth the timing requirements for stockholder notice with respect to nominations or other business requires generally that notice be delivered to the Secretary not earlier than 120 days and not later than 90 days prior to the 1st anniversary of the preceding year’s meeting.  Further, the New Amended and Restated Bylaws provide that if an annual meeting is more than 30 days before or 70 days after the 1st anniversary of the preceding year’s annual meeting, notice is timely if it is provided not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting is first made by the Company.

Exception to Timing of Stockholder Notice for Nominations.  The New Amended and Restated Bylaws provide an exception to the timing set forth above in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the Company naming the nominees for the additional directorship at least 100 days prior to the 1st anniversary of the preceding year’s annual meeting.  In such instance, a stockholder’s notice is timely (but only with respect to nominees for the additional directorships) if such notice is delivered to the Secretary not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

Form of Stockholder Notice – Information about Stockholder.  In addition to the requirements for the stockholder notice with respect to information and representations of the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or other business proposal is brought, the New Amended and Restated Bylaws require the following:

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a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;

•
a description of any agreement, arrangement or understanding (including without limitation any derivative, swap, synthetic or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner, with respect to shares of stock of the Company (which information shall be updated by such stockholder and beneficial owner, if any, as of the record date of the meeting not later than 10 days after the record date for the meeting); and

•
a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve or adopt the proposal or elect the nominee or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Form of Stockholder Notice – Nominations.  In addition to the requirements for the stockholder notice with respect to nominations, the New Amended and Restated Bylaws require that the notice include a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past 3 years, and any other material relationships, between or among the nominating person, on the one hand, and the proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the nominating person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

Form of Stockholder Notice – Other Business.  In addition to the current requirements for the stockholder notice with respect to other business, the New Amended and Restated Bylaws require the text of the proposal or business (including the text of any proposed resolutions or Bylaws amendment).

Fulfillment of Notice Requirements via Proxy Statement.  The New Amended and Restated Bylaws provide that the notice requirements will be deemed satisfied if the stockholder notifies the Company of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting.

Eligibility Requirements for Director Nominees.  The New Amended and Restated Bylaws add specific eligibility requirements for director nominees.  The New Amended and Restated Bylaws state that to be eligible to be a director nominee, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under §2.16 of the New Amended and Restated Bylaws) to the Secretary a written questionnaire with respect to the background and qualification of such proposed nominee and a written representation and agreement that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership (if any) and trading policies and guidelines of the Company.  The Company will provide the questionnaire and copy of the written representation and agreement upon request.

Annual Meeting of Stockholders.  The New Amended and Restated Bylaws permit nominations of persons for election to the board of directors by a stockholder who is a stockholder of record at the time the notice required by §2.16 of the New Amended and Restated Bylaws is given, who is entitled to vote at the meeting and who complies with the notice procedures set forth in §2.16 of the New Amended and Restated Bylaws.

Authority of the Chairman.  The New Amended and Restated Bylaws add clarification by specifically giving the Chairman of a meeting the authority to determine whether a stockholder or beneficial owner solicited or did not solicit proxies in support of such stockholder’s nominee or proposal.

Stockholder Presence at an Annual or Special Meeting.  The New Amended and Restated Bylaws require a stockholder (or a qualified representative) to appear at the annual or special meeting to present a nomination or business.  If the stockholder (or a qualified representative) does not appear to so present, the nomination shall be disregarded and the proposed business shall not be transacted notwithstanding that proxies in respect of such matters have been received by the Company.  The New Amended and Restated Bylaws define a “qualified representative” to be a duly authorized officer, manager or partner of such stockholder or a person authorized in writing or in an electronic transmission to act for such stockholder as proxy at the meeting of stockholders.   The qualified representative must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting of stockholders.

Reference to the Exchange Act or the Rules Promulgated Thereunder.  The New Amended and Restated Bylaws clarify that although a stockholder must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters in §2.16 of the New Amended and Restated Bylaws, any references to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered and compliance with §2.16 of the New Amended and Restated Bylaws is the exclusive means for a stockholder to make nominations or submit other business (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act).

Certificates and Shareholders.

Certificates for Shares.  The New Amended and Restated Bylaws provide that notwithstanding any other provision of Article 7, the Company may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Company is permitted in accordance with applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Echibits.

3.1	Amended and Restated Bylaws of Darling International Inc. (amended and restated as of December 8, 2008).

10.1	Form of Senior Executive Termination Benefits Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 29, 2007, and incorporated herein by reference).

10.2	Form of Addendum to Senior Executive Termination Benefits Agreement.

10.3	First Addendum to Senior Executive Termination Benefits Agreement dated as of December 9, 2008 by and between Darling International Inc. and John O. Muse.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date:	December 12, 2008	By:	/s/ John O. Muse
John O. Muse
Executive Vice President -
Finance and Ad ministration

EXHIBIT LIST

3.1	Amended and Restated Bylaws of Darling International Inc. (amended and restated as of December 8, 2008).

10.1	Form of Senior Executive Termination Benefits Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 29, 2007, and incorporated herein by reference).

10.2	Form of Addendum to Senior Executive Termination Benefits Agreement.

10.3	First Addendum to Senior Executive Termination Benefits Agreement dated as of December 9, 2008 by and between Darling International Inc. and John O. Muse.